                                                                     Exhibit 4.1

NUMBER                                                                     UNITS

 U-


  SEE REVERSE FOR
CERTAIN DEFINITIONS
                         ALPHA SECURITY GROUP CORPORATION


                                                            CUSIP ______________

                               UNITS CONSISTING OF
                          ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                           is the
owner
                                                                          Units.

Each Unit (collectively, the "Units") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Alpha Security Group Corporation, a Delaware corporation (the "Company"), and one warrant (collectively, the "Warrants"). Each Warrant entitles the holder to purchase one
(1) share of Common Stock for $8.00 per share (subject to adjustment). Each
Warrant will become exercisable on the later of (i)               , 2008 or (ii)
the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and will expire unless
exercised before 5:00 p.m., New York City Time, on             , 2011, or
earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to , 2007, subject to earlier separation in the discretion of Maxim Group LLC. The terms of the Warrants are governed by a Warrant Agreement,
dated as of               , 2007, between the Company and American Stock
Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By                       ALPHA SECURITY GROUP CORPORATION

                                 CORPORATE
                                  DELAWARE
-------------------------                       --------------------------------
    Steven M. Wasserman,           SEAL         Steven M. Wasserman,
      Chief Executive Officer                   Secretary
      and President
                                   2005


                      ALPHA SECURITY GROUP CORPORATION

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

----------------------------------------------------------------------------------------------------------------------------------
TEN COM -                 as tenants in common                                 UNIF GIFT MIN ACT -            Custodian

TEN ENT -                 as tenants by the entireties                         (Cust)                  (Minor)
JT TEN -                  as joint tenants with right of survivorship          under Uniform Gifts to Minors Act
                          and not as tenants in common
                                                                               -----------------------
                                                                                      (State)

----------------------------------------------------------------------------------------------------------------------------------


Additional Abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

   ----------------------------------------------------------------------------
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


                                                                          Units
   ----------------------------------------------------------------------


represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                        Attorney to transfer the
said Units on the books of the within named Company will full power of substitution in the premises.

 Dated
        ---------------


          ----------------------------------------------------------------------
          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

--------------------------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).